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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 26, 1999 relating to the financial statements of EMusic.com Inc., our report dated March 31, 1999 relating to the financial statements of Creative Fulfillment Inc. and our report dated July 21, 1999 relating to the financial statements of Internet Underground Music Archive Inc. ("IUMA") which appear in EMusic.com Inc.'s Registration Statement on Form S-1 (Registration Number 333-83685) which became effective on September 24, 1999.

                                /s/ PricewaterhouseCoopers LLP

San Jose, California
January 10, 2000